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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 1998 with respect to the consolidated financial statements and schedule of the Medical Inter-Insurance Exchange included in the Registration Statement on Form S-1 (File No. 333-59371) and related Prospectus of The MIIX Group, Incorporated for the registration of shares of its common stock.



                                             /s/ Ernst & Young LLP



New York, New York
October 2, 1998